SPECIMEN COMMON STOCK CERTIFICATE- FRONT

Not Valid Unless Countersigned By Transfer Agent
Incorporated Under The Laws Of The State Of Nevada

BellaCasa Productions, Inc.
Number  (     )            Shares (      )

Authorized Stock 50,000,000 Shares $.0001 par value
See Reverse for certain Definitions.       CUSIP  07820R 10 3

This Certifies that          is the Registered holder of              shares
BellaCasa Productions, Inc.

Transferable only on the books of the corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed.

In Witness Whereof, the said corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed.

Dated:

Secretary                        Corporate Seal     President

Transfer Agent and registrar:                       Countersigned and registered
Atlas Stock Transfer Corporation                    By
5899 South State Street
Salt Lake City, Utah 84107                          Authorized Signature

SPECIMEN STOCK CERTIFICATE-REVERSE

The Following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT-------Custodian--------
TEN ENT- as tenants by the entireties                   (Cust)           (Minor)
JT TEN - as joint tenants with                     under Uniforms Gifts to Minor
right of survivorship and not as                   Act.....................
tenants in common                                         (State)


Additional abbreviations may also be used though not in the above list.

For Value Received, _______ hereby sell, assign and transfer unto
(Please insert social security or other identifying number)           assignee

(Please print or typewrite name and address, including zip code, of assignee)

Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated                            Signature

Notice: The signature in this assignment must correspond with the name written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature Guaranteed By:

(Please have signature guaranteed by a
National Bank through its officer or by
a member firm of a major stock
exchange.)